EXHIBIT 10(d)(5)

AMENDMENT NO. 1
TO THE
2013 AMENDMENT AND RESTATEMENT
XEROX CORPORATION
2004 EQUITY COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

WITNESSETH:

WHEREAS, Xerox Corporation (the "Company") has established the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors, which is presently set forth in the 2013 Amendment and Restatement (hereinafter referred to as the "Plan"), and

WHEREAS the Company desires to amend the Plan,
NOW, THEREFORE, the Plan is hereby amended as follows:
(1) Section 19 of the Plan shall be amended to read in its entirety as follows:
19. Change in Control
Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:
A. Definitions
The following definitions shall apply to this Section 19:
A "Change in Control", unless otherwise defined by the Board, shall be deemed to have occurred if
(i) Any "Person" is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;
(ii) There is consummated a merger or consolidation of the Company with any other person, other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding voting securities; or

(iii) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale. For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. "Excluded Persons" shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (A) of clause (iii) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.
A "Section 409A-Conforming Change in Control" is a Change in Control that conforms to the definition under section 409A of the Code of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.
"CIC Price" shall mean the higher of (i) the highest price paid for a share of the Company's Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (ii) the highest price paid for a share of the Company's Common Stock during the 60-day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions report.

Effective Date: This amendment is effective with respect to awards granted on and after the date hereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the ____ day of ______, 2019.

XEROX CORPORATION

By:

2